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Exhibit 99.1

The undersigned certifies that:

       1.     I have reviewed the foregoing report;

       2. Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

       3. Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in the report;

       4.     The other certifying officers and I:

              (a) are responsible for establishing and maintaining "disclosure controls and procedures" for the issuer;

              (b) have designed such disclosure controls and procedures to ensure that material information is made known to them, particularly during the period in which the periodic report is being prepared;

              (c) have evaluated the effectiveness of the Registrant's
                  disclosure controls and procedures as of a date within 90 days prior to the filing date of the report; and

              (d) have presented in the report our conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date;

       5. The other certifying officers and I have disclosed to the Registrant's auditors and to the audit committee of the board of directors (or persons fulfilling the equivalent function):

              (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

              (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and





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       6.     The other certifying officers and I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

I further certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

       1. The report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

       2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Michael A. Feinstein, M.D.                     /s/ Rudolph A. Lutterschmidt
------------------------------------               ----------------------------
Michael A. Feinstein, M.D.                         Rudolph A. Lutterschmidt,
Chief Executive Officer                            Chief Financial Officer






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